EXHIBIT 99.1

iMergent Announces Quarterly Dividend

PHOENIX, March 22, 2011 (GLOBE NEWSWIRE) -- iMergent, Inc. (AMEX:IIG) a leading provider of eCommerce software, web site development, web hosting and search engine optimization for businesses and entrepreneurs today announced its Board of Directors declared a quarterly cash dividend of $0.02 per share on the company's common stock. The dividend is payable on April 7, 2011 to stockholders of record as of March 31, 2011.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and businesses enabling them to market and sell their business products or ideas via the Internet. The company sells its proprietary software and training services which help users build Internet strategies to allow entrepreneurs and businesses to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet. In addition to software and training, iMergent offers site development, web hosting and search engine optimization (SEO). iMergent, StoresOnline and Crexendo Business Solutions, Inc. are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words, "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the release of this press release, or to reflect the occurrence of unanticipated events.

For a more detailed discussion of risk factors that may affect iMergent's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2010. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CONTACT:	iMergent, Inc.
Steven G. Mihaylo, CEO
775-530-3955
Stevemihaylo@imergentinc.com